Exhibit 21.1
Subsidiaries of Yahoo! Inc.

Names of Entity	Jurisdiction	Percent Ownership If Less than 100%

Yahoo! UK Limited	UK
Yahoo! Holdings Limited	UK
Yahoo! Europe Limited	UK
Yahoo! France SAS	France
Yahoo! Italia SRL	Italy
Yahoo! Deutschland GmbH	Germany
E-com Management NV	Netherland Antilles
Kenet Works AB	Sweden
Yahoo! Switzerland GmbH	Switzerland
Yahoo! Switzerland Server Services Sàrl	Switzerland
Yahoo! Iberia SL	Spain
Yahoo! Netherlands BV	Netherlands
Yahoo! Netherlands Holdings C. V.	Netherlands
Yahoo! Singapore PTE Ltd.	Singapore
Yahoo! Korea Corporation	Korea
Yahoo! Hong Kong Limited	Hong Kong
Yahoo! Asia Holdings Limited	Hong Kong
Yahoo Web Services India Private Limited	India
Yahoo! Software Development India Private Limited	India
Yahoo! Internet Communications India Private Limited	India
Yahoo! Taiwan Inc.	Taiwan
Yahoo! Australia & NZ (Holdings) Pty Limited	Australia	50%
Yahoo de Mexico, SA de CV	Mexico
Yahoo! do Brasil Internet Ltda	Brazil
Yahoo! de Argentina SRL	Argentina
Yahoo! Canada Co.	Canada
LudiCorp Research and Development Ltd.	Canada
Yahoo! Europe International LLC	Cayman Islands
Yahoo! International Holdings LLC	Cayman Islands
Kimo.com (Cayman) Corporation	Cayman Islands
GeoCities Canada	Canada
eGroups International (Thailand) Company Limited	Thailand
Inktomi Japan KK	Japan
Inktomi Korea Corporation	Korea
Inktomi Canada Corporation	Canada
HotJobs Canada Inc.	Canada
HotJobs SL (Spain)	Spain
HotJobs Oy	Finland
Resumix Limited	UK
Overture Services Limited	UK
Overture Services Europe, Ltd.	Cayman Islands
Overture Services IP (Cayman) Ltd.	Cayman Islands
Overture Search Services (Ireland) Limited	Ireland
Overture Search Services Holdco (Ireland) Limited	Cayman Islands
Overture Search Services (Asia) Limited	Ireland
Overture Services Europe BV	Netherlands
Overture Services GmbH	Germany

Names of Entity	Jurisdiction	Percent Ownership If Less than 100%

Overture Services (Canada) Inc.	Canada
Overture Spain S.L.	Spain
Overture Services, SRL	Italy
Overture Korea Yuhan Hoesa	Korea
Overture K.K.	Japan
Overture Services Japan Y.K.	Japan
Yahoo! Communications Europe, Ltd.	Ireland
Overture Marketing Services Limited	Ireland
Overture Services Australia Pty, Ltd.	Australia
Overture SAS	France
Overture International Inc.	Nevis
Alta Vista Internet Solutions Limited	Ireland
Alta Vista Internet Holdings Limited	Ireland
Alta Vista Internet Operations Limited	Ireland
TeRespondo.com de Mexico SRL de CV	Mexico
Yahoo! Technologies Norway AS	Norway
Overture Services Hong Kong Limited	Hong Kong
Yahoo! Ireland Services Limited	Ireland
Yahoo! France Holdings SAS	France
Kelkoo France SAS	France
Kelkoo SL (Spain)	Spain
Kelkoo.com (UK) Ltd	UK
Kelkoo srl (Italy)	Italy
Kelkoo (AS) Norway	Norway
Kelkoo NL BV (koopwitjzer)	Netherlands
Kelkoo AB Sweden	Sweden
Kelkoo Holdings BV (NL)	Netherlands
Kelkoo AS (Denmark)	Denmark
Kelkoo Deutschland GmbH	Germany
Zoomit France	France
Zoomit AB (Sweden)	Sweden
Verdisoft Software Entwicklungs, GmbH	Germany
Verdisoft Software Vertriebs and Service, GmbH	Germany
Farechase Israel Ltd.	Israel
Whereonearth Limited	UK
WebLocata Limited	UK
Where@Risk Limited	UK
Procurnet Limited	UK
Pagebank (Digital Storage) Limited	UK
Netclear Limited	UK
Whereonearth.com Limited	UK
WOE Old GDC Limited	UK
Bix.com, Inc.	California
del.icio.us, Inc.	Delaware
eGroups International, Inc.	Delaware
eGroups, Inc.	Delaware
FareChase, Inc.	Delaware
FastForward Networks, Inc.	Delaware
Fysix Corporation	New York
HotJobs.com, Ltd.	Delaware
Indigo Acquisition Corporation	California
Inktomi Corporation	Delaware
Launch Media Inc.	Delaware

Names of Entity	Jurisdiction	Percent Ownership If Less than 100%

Mira Vida Media, Inc.	Delaware
MusicMatch, Inc.	Washington
ONElist, Inc.	California
Overture Services, Inc.	Delaware
Resumix, Inc.	Delaware
Verdisoft Corporation	Delaware
WebSpective Software, Inc.	Delaware
WUF Networks, Inc.	Delaware
Yahoo! Communications, Inc.	Delaware
Yahoo! Communications USA, Inc.	Delaware
Yahoo! CV, LLC	Delaware
Yahoo! International Acquisition Holdings, Inc.	Delaware
Yahoo! International Branch Holdings, Inc.	California
Yahoo! International Subsidiary Holdings, Inc.	California
Yahoo! Realty Inc.	Delaware
Yahoo! SEA Holdings, LLC	Delaware